Exhibit 10.8.17

EXECUTION VERSION

FORBEARANCE AND WAIVER AGREEMENT
AND AMENDMENT TO LOAN DOCUMENTS

This FORBEARANCE AND WAIVER AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this “Forbearance, Waiver and Amendment”), dated as of March 27, 2002 (the “Forbearance, Waiver and Amendment Effective Date”), is entered into by and among WESTAFF (USA), INC. (formerly known as Western Staff Services (USA), Inc.) (“WSS”), WESTERN MEDICAL SERVICES, INC. (“WMS” and together with WSS, collectively the “Borrowers” and each of WMS and WSS individually, a “Borrower”), each of the financial institutions party to the Credit Agreement (as that term is defined below) (collectively, the “Banks”), BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association) (“BofA”), as agent for the Banks (in such capacity, the “Agent”) and each of the parties that are current active Subsidiaries (the “Existing Guarantors”) that have previously executed that certain Guaranty dated as of March 4, 1998 in favor of the Agent and the Banks.

RECITALS

A.            The Borrowers, the Banks, the Agent and BofA, as the letter of credit issuing bank thereunder (in such capacity, the “Issuing Bank”) entered into that certain Credit Agreement dated as of March 4, 1998, as amended by that certain First Amendment to Credit Agreement dated as of May 15, 1998, as further amended by that certain Second Amendment to Credit Agreement dated as of July 23, 1998, as further amended by that certain Third Amendment to Credit Agreement dated as of January 22, 1999, as further amended by that certain Fourth Amendment to Credit Agreement dated as of December 15, 1999, as further amended by that certain Fifth Amendment to Credit Agreement dated as of November 7, 2000, (as amended, the “Credit Agreement”), pursuant to which the Banks and the Issuing Bank agreed to provide certain financial accommodations to or for the benefit of the Borrowers upon the terms and conditions contained therein.  Unless otherwise defined herein, capitalized terms and matters of construction defined and established in the Credit Agreement shall be applied herein as defined and established therein.

B.            Westaff, Inc. (formerly known as Western Staff Services, Inc.) (“Parent”), Western Medical Services (NY), Inc., (“WMSNY”), Western Technical Services, Inc. (“WTSI”) and MediaWorld International (“MediaWorld”) are parties to that certain Guaranty dated as of March 4, 1998 (as amended by this Forbearance, Waiver and Amendment, the “Guaranty”), made by the Guarantors in favor of the Agent and the Banks; WMSNY and WTST are no longer active operating companies, and Parent and Mediaworld are the only Existing Guarantors under the Guaranty.

C.            The Existing Guarantors and the Agent are parties to that certain Guarantor Security Agreement (Receivables, Inventory, Equipment and General Intangibles) dated as of March 4, 1998 (as amended by this Forbearance, Waiver and Amendment, the “Guarantor Security Agreement”).

D.            The Borrowers have notified the Agent that certain Events of Default have occurred and are continuing.  Specifically, an Event of Default has occurred and is continuing (i) under Section 7.01(a) of the Credit Agreement as a result of the Borrowers’ failure to deliver to the Agent an unqualified opinion of a certified public account in connection with the audited consolidated financial statements of the Parent for the fiscal year ended November 3, 2001; (ii) under Sections 7.01(a) and 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to deliver the annual financial statements and officer’s certificate required thereunder within the 120 days of the Borrowers’ fiscal year-end as specified therein; (iii) under Section 8.04(e) of the Credit Agreement as a result of the Borrowers’ failure to comply with the covenant requiring that loans and investments in foreign Subsidiaries or Affiliates not exceed 25% of Consolidated Net Worth as of the fiscal quarter ending on November 3, 2001 and as of the fiscal quarter ending January 26, 2002 (such Events of Default described in clauses (i), (ii) and (iii) to be referred to collectively herein as the “Forbearance Events of Default”); (iv) under Section 7.13(b) of the Credit Agreement as a result of the Borrowers’ failure to cause certain domestic Material Subsidiaries to execute and deliver a guaranty and security agreement in favor of the Agent for the benefit of the Banks; (v) under Section 7.03(g) of the Credit Agreement as a result of the Borrowers’ failure to deliver a written notice to the Agent of the Material Adverse Effect resulting from the adverse arbitration award obtained by Synergy Staffing, Inc. against the Parent; (vi) under Section 8.16 of the Credit Agreement as a result of the Borrowers’ failure to comply with the Total Debt to EBITDA Ratio covenant for the four fiscal quarter period ending November 3, 2001 and the four fiscal quarter period ending January 26, 2002; (vii) under Section 8.17 of the Credit Agreement as a result of the Borrowers’ failure to comply with the Fixed Charge Coverage Ratio covenant for the four fiscal quarter period ending November 3, 2001 and the four fiscal quarter period ending January 26, 2002; (viii) under Section 8.15 of the Credit Agreement as a result of the Borrowers’ failure to comply with the ratio of Total Indebtedness to Total Capitalization covenant as of the fiscal quarter ending on November 3, 2001 and as of the fiscal quarter ending on January 26, 2002; and (ix) under Section 8.14 of the Credit Agreement as a result of the Borrowers failure to comply with the ratio of current assets to current liabilities as of the fiscal quarter ending on November 3, 2001 and as of the fiscal quarter ending on January 26, 2002 (such Events of Default described in clauses (iv) through (ix) above to referred to herein collectively as the “Waiver Events of Default” and, together with the Forbearance Events of Default, the “Existing Events of Default”).

E.             The Borrowers have requested that the Agent and the Banks forbear from exercising their rights and remedies as a result of the Forbearance Events of Default and that the Agent and the Banks waive the Waiver Events of Default.

F.             The Agent and the Banks are willing to so forbear from exercising their rights and remedies with respect to the Forbearance Events of Default and to waive the Waiver Events of Default.

G.            In addition, the Agent, the Banks and the Borrowers have agreed to amend the Credit Agreement in certain respects, and the Existing Guarantors, the Agent and the Banks have agreed to amend the Guaranty and the Guarantor Security Agreement in certain respects.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Agent and the Banks (as applicable) hereby agree as follows:

1.             Ratification and Incorporation of Credit Agreement and Other Loan Documents.  Except as expressly modified by this Forbearance, Waiver and Amendment, (a) the Borrowers hereby acknowledge, confirm and ratify all of the terms and conditions set forth in, and all of their obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein, as amended hereby and subject to the terms hereof.  Without limiting the generality of the foregoing, the Borrowers acknowledge and agree that as of March 27, 2002 (i) the aggregate Effective Amount of all Revolving Loans was $0, and (ii) the aggregate Effective Amount of all outstanding L/C Obligations was $11,842,500.  The Borrowers represent that they have no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of such Indebtedness.

2.             Amendment of Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           The definitions of “Applicable Margin” and “Guarantors” in Section 1.01 of the Credit Agreement are hereby amended to read in their entirety as follows:

“Applicable Margin” means

(i)            with respect to Base Rate Loans, two percent (2%);

(ii)           with respect to Offshore Rate Loans, the Applicable Offshore Rate Margin.

“Guarantors” means, when used in the singular, any one of, and, when used in the plural, collectively all of, the following companies:  the Parent, WESTAFF SUPPORT, INC., a California corporation, WESTAFF (CA), INC., a California corporation, WESTAFF (GP), INC., a California corporation, WESTAFF (LP), INC., a California corporation and WESTAFF LP, a Delaware limited partnership, and any other Person that may, after the date hereof, execute a guaranty of the Borrowers’ obligations under this Agreement.

(b)           The following defined terms are added, in the appropriate alphabetical order, to Section 1.01 of the Credit Agreement:

“Forbearance, Waiver and Amendment Effective Date” means March 28, 2002.

(c)           A new Subsection 2.01(c) is hereby added to read in its entirety as follows:

(c)           Notwithstanding any other provision of this Agreement to the contrary, as of the Forbearance, Waiver and Amendment Effective Date no Bank shall be obligated to make any Offshore Rate Loans to any Borrower.

(d)           Subsection 11.16(b) is hereby amended by deleting the phrase “EXCEPT AS OTHERWISE LIMITED BY SECTION 11.17” from the beginning of the first sentence thereof.

(e)           Section 11.17 is hereby amended to reading in its entirety as follows:

11.17       Waiver to Right to Trial by Jury.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)            Schedule 2.01(b) is hereby amended in its entirety as set forth in Exhibit A hereto.

3.             Amendment of Guaranty.  The Guaranty is hereby amended as follows:

(a)           Subsection 4.8(b) is hereby amended by deleting the phrase “EXCEPT AS OTHERWISE LIMITED BY SECTION 4.9” from the beginning of the first sentence thereof.

(b)           Section 4.9 is hereby amended to read in its entirety as follows:

4.9           Waiver of Right to Trial by Jury.

EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH

PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.             Amendment of Guarantor Security Agreement.  The Guarantor Security Agreement is hereby amended as follows:

(a)           Section 18 is hereby amended by deleting the phrase “EXCEPT AS OTHERWISE LIMITED BY SECTION 19” from the beginning of the first sentence thereof.

(b)           Section 19 is hereby amended in its entirety to read as follows:

SECTION 19  Waiver of Right to Trial By Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.             Forbearance in Respect of Forbearance Events of Default.

(a)           Acknowledgment.  The Borrowers hereby acknowledge and agree that the Forbearance Events of Default have occurred and are continuing, which entitle the Agent, at the request or with the consent of the Majority Banks, to exercise certain rights and remedies, on its behalf and on behalf of the Banks, under the Loan Documents and applicable law, and the Borrowers further represent and warrant that as of the date hereof no Events of Default (other than the Existing Events of Default) have occurred and are continuing.  The Borrowers hereby acknowledge and agree that the Agent, at the request or with the consent of the Banks, has the presently exercisable right, on its behalf and on behalf of the Banks, to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement but the Agent, at the request of the Banks, has agreed to forbear exercising such rights in accordance with this Agreement.

(b)           Forbearance.

(i)            In reliance upon the representations, warranties and covenants of the Borrowers contained in this Forbearance, Waiver and Amendment, and subject to the terms and conditions of this Forbearance, Waiver and Amendment and any documents or instruments executed in connection herewith, the Agent and the Banks each agree, during the period (the “Forbearance Term”) beginning on the date hereof and ending on the earlier of (i) the occurrence of any Event of Default other than an Existing Event of Default or (ii) April 30, 2002, to forbear from exercising their rights and remedies under the Credit Agreement and other Loan Documents in respect of or arising out of the Forbearance Events of Default, subject to the conditions, amendments and modifications contained herein.

(ii)           Upon the termination of the Forbearance Term, the agreement of the Agent and the Banks to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Agent and the Banks to exercise such rights and remedies immediately, without any further notice, passage of time or forbearance of any kind unless the Forbearance Events of Default are cured.

6.             Waiver of the Waiver Events of Default.

(a)           Acknowledgment.  The Borrowers hereby acknowledge and agree that the Waiver Events of Default have occurred and are continuing, each of which entitles the Agent, at the request or with the consent of the Majority Banks, to exercise certain rights and remedies, on its behalf and on behalf of the Banks, under the Loan Documents and applicable law, and the Borrowers further represent and warrant that as of the date hereof no Events of Default (other than the Existing Events of Default) have occurred and are continuing.  The Borrowers hereby acknowledge and agree that the Agent, at the request or with the consent of the Banks, has the presently exercisable right, on its behalf and on behalf of the Banks, to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement but the Agent, at the request of the Banks, has agreed to waive the Waiver Events of Default in accordance with this Agreement.

                (b)           Waiver.  Subject to the terms and conditions of this Forbearance, Waiver and Amendment, the Agent and the Banks each agree to waive the Waiver Events of Default.

7.             No Other Waivers; Reservation of Rights.

(a)           Other than the Waiver Events of Default, the Agent and the Banks have not waived, are not by this Forbearance, Waiver and Amendment waiving, and have made no commitment to waive, any Events of Default that may be continuing on the date hereof (including the Forbearance Events of Default) or any Events of Default that may occur after the date hereof (whether similar to the Existing Events of Default or otherwise), and the Agent and the Banks have not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Term, the Forbearance Events of Default to the extent expressly set forth herein), that may have occurred or are continuing as of the date hereof or that may occur after the date hereof.

(b)           Subject to Section 5(b) above (solely with respect to the Existing Events of Default) and to Section 6(b) above (solely with respect to the Waiver Events of Default), the Agent and the Banks reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents as a result of any Events of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof, and the Agent and the Banks have not waived any of such rights or remedies, and nothing in this Forbearance, Waiver and Amendment, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

8.             Conditions to Effectiveness.  The effectiveness of this Forbearance, Waiver and Amendment is subject to satisfaction of each of the following conditions:

(a)           the receipt by the Agent and the Banks of copies of this Forbearance, Waiver and Amendment duly executed by the Borrowers;

(b)           the receipt by the Agent of duly executed copies of a Certificate of Additional Guarantor, in substantially the form of Exhibit B attached hereto, from each of Westaff (CA), Inc. (“WCA”), Westaff (GP), Inc. (“WGP”), Westaff (LP), Inc. (“WLP”), and Westaff LP (“LP” and, collectively with WCA, WGP and WLP, the “Additional Guarantors”), whereby the Additional Guarantors shall elect and agree to be bound by all the terms, conditions and obligations applicable to a Guarantor under the Guaranty (as amended by this Forbearance, Waiver and Amendment);

(c)           the receipt by the Agent of a Guaranty, in substantially the form of Exhibit C attached hereto, duly executed by Westaff Support, Inc. (“WSI”) in favor of the Agent (the “WSI Guaranty”);

(d)           the receipt by the Agent of duly executed copies of a Certificate of Additional Grantor, in substantially the form of Exhibit D attached hereto, from each of the Additional Guarantors and WSI, whereby the Additional Guarantors and WSI shall elect and agree to be bound by all the terms, conditions and obligations applicable to a Grantor (as that term is defined in the Guarantor Security Agreement) under the Guarantor Security Agreement (as amended by this Forbearance, Waiver and Amendment) and shall pledge, assign, transfer, hypothecate and set over to the Agent for is benefit and the ratable benefit of the Banks a security interest in all of the Additional Guarantors’ and WSI’s right, title and interest in, to and under certain property;

(e)           the recordation of the Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 26, 2002, made by WSI to Chicago Title Company for the benefit of BofA, as agent (the “Deed of Trust”);

(f)            the receipt by the Agent of evidence satisfactory to the Agent that the Borrowers have delivered all promissory notes made by Licensees or Franchisees, along with copies of all security agreements, guaranties and stock certificates delivered in connection with such promissory notes, required to be delivered to the Agent pursuant to Sections 7.14(c) and 8.04(c) of the Credit Agreement, with the exception of security documents relating to real property in the state of Florida, and with the exception of any foreign Subsidiary promissory notes not available on the date hereof and to be delivered by the Borrowers pursuant to Section 9(g) hereof;

(g)           the receipt by the Agent of such other documents, agreements or filings as the Agent may reasonably request to evidence the Borrowers’ compliance with the terms and conditions of the Credit Agreement, the other Loan Documents, and this Forbearance, Waiver and Amendment;

(h)           satisfactory arrangements by Borrowers acceptable to the Agent for payment in full by the Borrowers of all unpaid costs and expenses (including Attorney Costs) incurred by the Agent as of the date hereof in the development, preparation, negotiation and execution of this Forbearance, Waiver and Amendment and any other amendment, amendment and restatement, waiver, consent, restructuring or other modification of the provisions to the Credit Agreement or any other Loan Documents (whether or not the transactions contemplated hereby or thereby have been consummated), the amount of such Attorney Costs incurred through March 25, 2002 being One Hundred Sixty Thousand Three Hundred Forty-Six Dollars and Ninety-One Cents ($160,346.91);

(i)            satisfactory arrangements by Borrowers acceptable to the Agent for payment in full by the Borrowers of all title insurance premiums, fees and expenses, including escrow and recording fees, in connection with the recordation of the Deed of Trust;

(j)            payment in full by the Borrowers of a forbearance fee as set forth in that certain Fee Letter Agreement dated as of March 26, 2002 between the Borrowers and the Agent; and

(k)           the absence of any Defaults or Events of Default, other than the Existing Events of Default.

9.             Certain Agreements of the Loan Parties.

(a)           Negative Pledge Covenant.  Each Borrower hereby covenants and agrees that, during the Forbearance Term, no Borrower shall, and nor shall any Borrower suffer or permit any other Loan Party to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than (i) Liens in existence as of the date of this Forbearance, Waiver and Amendment, including the Lien on $5,500,000 of cash held at Travellers Indemnity to support insurance obligations of WSS, (ii) the Lien evidenced by the Deed of Trust, and (iii) Liens in favor of the Agent for any Cash Collateralized amounts as required by Section 9(b).

(b)           Cash Collateralization of Additional Letters of Credit.  Notwithstanding any provision in the Credit Agreement or any other Loan Document, the Borrowers agree that, during the Forbearance Term, the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, Letters of Credit for the account of WSS unless the Borrowers (in addition to complying with the applicable terms and conditions of the Credit Agreement) Cash Collateralize, for the benefit of the Agent and the Banks only (and not the Note Purchasers), such additional Letters of Credit in an amount equal to the maximum amounts available for drawings under such additional Letters of Credit.

(c)           Availability of Revolving Loans.

(i)            Notwithstanding any provision in the Credit Agreement or any other Loan Document, the Borrowers agree that, except as set forth in clause (ii) below, during the Forbearance Term no Bank shall be obligated to make Revolving Loans to the Borrowers, unless all of the Banks shall agree in writing and in their sole discretion that Revolving Loans shall be available during the Forbearance Term.

(ii)           Notwithstanding clause (i) above, the Banks agree to make, on a limited basis, Revolving Loans (“Limited Revolving Loans”) to WSS during the Forbearance Term, subject to the following conditions:

(A)          WSS shall submit to the Agent before 11:00 a.m. on the date (any such date, a “Delivery Date”) two (2) Business Days prior to the requested Borrowing Date for a Limited Revolving Loan both of the following:  (I) a certificate substantially in the form of Exhibit E attached hereto (a “Borrowing Base Certificate”) setting forth the amount of Acceptable Accounts, calculated as of the Friday immediately preceding such Delivery Date, and (II) an irrevocable written notice in accordance with Section 11.02 of the Credit Agreement in the form of the Request for Borrowing attached as Exhibit F hereto.  For purposes of this subclause (A), the term “Acceptable Accounts” shall have the meaning ascribed to it in Attachment 1 to Exhibit E hereto.

(B)           The Effective Amount of Limited Revolving Loans during the Forbearance Term shall not exceed two million dollars ($2,000,000.00) at any one time.

(C)           After giving effect to any Limited Revolving Loan, the Effective Amount of all Revolving Loans and L/C Obligations (with the exception of L/C Obligations that are Cash Collateralized) shall not exceed an amount equal to the lesser of (I) the Aggregate Commitment and (II) the Borrowing Base (as that term is defined in Attachment 1 to Exhibit E hereto).

(D)          WSS shall repay in full the Effective Amount of such Limited Revolving Loans within three (3) Business Days after the date that the proceeds of such Limited Revolving Loans are first made available to WSS.

(E)           WSS shall use such Revolving Loans only for the purposes of paying any outstanding payroll or withholding tax obligations incurred in the ordinary course of the Borrowers’, the Parent’s or any domestic Subsidiary’s business.

(F)           No Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing.

(iii)          The Borrowers agree that the failure by WSS to satisfy any of the conditions set forth in subclauses (ii)(C), (D) and (E) shall constitute an Event of Default under Section 9.01(c) of the Credit Agreement.

(d)           Release of Claims.

(i)            Each Borrower hereby acknowledges and agrees that it does not have any defenses, counterclaims, offsets, cross-claims, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the liability of such Borrower to repay the Agent, any Bank or the Issuing Bank as provided in the Credit Agreement and the other Loan Documents or to seek affirmative relief or damages of any kind or nature from the Agent, any Bank or the Issuing Bank.  Each Borrower hereby voluntarily and knowingly releases and forever discharges the Agent, the Banks and the Issuing Bank and the Agent’s, each of the Banks’ and the Issuing Bank’s predecessors, agents, employees, consultants, advisors, attorneys, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the Forbearance, Waiver and Amendment Effective Date, which such Borrower may now have or may hereafter have against the Agent, any Bank or the Issuing Bank or the Agent’s, any Bank’s or the Issuing Bank’s predecessors, agents, employees, consultants, advisors, attorneys, successors and assigns, if any, and irrespective of whether or not any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including without limitation, the exercise of any rights and remedies under this Forbearance, Waiver and Amendment, the Credit Agreement or the other Loan Documents, and negotiation and execution of this Forbearance, Waiver and Amendment, the Credit Agreement and the other Loan Documents.

(ii)           Each Borrower acknowledges and agrees that it understands the meaning and effect of Section 1542 of the California Civil Code which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each Borrower agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, contracts, liabilities, indebtedness and obligations which are released, waived and discharged pursuant to this Subsection 5(d).  Each Borrower hereby waives and relinquishes all rights and benefits which it might otherwise have under the aforementioned Section 1542 of the California Civil Code or any similar law, to the extent such law may be applicable, without regard to the release of such unknown, unanticipated or misunderstood defenses, claims, contracts, liabilities, indebtedness and obligations.  To the extent that such laws may be applicable, each Borrower waives and releases any right or defense which it might otherwise have under any other law or any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of its waivers or releases hereunder.

(e)           Attorney Costs, Fees and Expenses.  On a monthly basis, within five (5) business days of receipt of a written invoice from the Agent, the Borrowers agree (i) to pay or reimburse the Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of any amendment, amendment and restatement, waiver, consent, restructuring or other modification of the provisions of this

Forbearance, Waiver and Amendment, the Credit Agreement and the other Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Agent and each Bank for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Forbearance, Waiver and Amendment, the Credit Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Bank.  The agreements in this Section 9(e) shall survive the termination of the Commitments and repayment of all other Obligations.

(f)            Payment of Appraisal Fees.  The Borrowers agree to pay in full, within five (5) Business Days of the Forbearance, Waiver and Amendment Effective Date, all real estate appraisal fees incurred in connection with the Deed of Trust.

(g)           Delivery of Foreign Subsidiary Promissory Notes.  Notwithstanding the requirements set forth in Section 5(m) of the Borrower Security Agreement and Section 5(m) of the Guarantor Security Agreement that the Borrowers and the Guarantors immediately deliver to the Agent all instruments held by such Person (including instruments executed and delivered by foreign Subsidiaries), the Borrowers and the Guarantors (and the Additional Guarantors and WSI, having agreed to become Grantors under the Guarantor Security Agreement and to be bound by the terms, conditions and obligations of a Grantor thereunder) agree, within fourteen (14) Business Days of the Forbearance, Waiver and Amendment Effective Date, to deliver to the Agent all promissory notes made by foreign Subsidiaries in favor of any Borrower, Guarantor or Additional Guarantor (appropriately endorsed or accompanied by appropriate instruments of assignment or transfer).

10.           Certain Agreements of the Agent and the Banks.

(a)           Negotiation of Amendment and Restatement of Credit Agreement.  The Agent and the Banks agree (subject, among other things, to their satisfactory review of the financial condition and prospects of the Borrowers), to negotiate in good faith with the Borrowers an amendment and restatement of the Credit Agreement in order to replace the Credit Agreement with a new credit facility with WSS as the sole borrower and on terms acceptable to the Agent and the Banks; provided, however, that nothing in this Section 10(a) shall obligate or commit the Agent or any Bank to enter into any agreement to amend and restate the Credit Agreement.

11.           Miscellaneous.

(a)           Entire Agreement.  This Forbearance, Waiver and Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof.  This Forbearance, Waiver and

Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.  Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

(b)           Counterparts.  This Forbearance, Waiver and Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Forbearance, Waiver and Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

(c)           Headings.  Section headings used herein are for convenience of reference only, are not part of this Forbearance, Waiver and Amendment, and are not to be taken into consideration in interpreting this Forbearance, Waiver and Amendment.

(d)           Recitals.  The recitals set forth at the beginning of this Forbearance, Waiver and Amendment are true and correct, and such recitals are incorporated into and are a part of this Forbearance, Waiver and Amendment.

(e)           Governing Law.  This Forbearance, Waiver and Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

(f)            Effect.  Upon the effectiveness of this Forbearance, Waiver and Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(g)           No Novation.  The execution, delivery, and effectiveness of this Forbearance, Waiver and Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of the Agent or the Banks under the Credit Agreement or any other Loan Document, except as specifically set forth herein, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, except as specifically set forth herein, or (c) except as expressly modified by this Forbearance, Waiver and Amendment, alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(h)           Conflict of Terms.  In the event of any inconsistency between the provisions of this Forbearance, Waiver and Amendment and any provision of the Credit Agreement, the terms and provisions of this Forbearance, Waiver and Amendment shall govern and control.

[THE SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Forbearance Agreement and Sixth Amendment to Credit Agreement has been duly executed as of the date first written above.

“Borrowers”

WESTAFF (USA), INC.

By:      /s/ Dirk A. Sodestrom
Name:  Dirk A. Sodestrom
Title:  Senior Vice President and Chief Financial Officer

WESTERN MEDICAL SERVICES, INC.

By: /s/ Gary A. Kittleson
Name: Gary A. Kittleson
Title:  Executive Vice President and Chief Financial Officer

“Agent”

BANK OF AMERICA, N.A.

By:      /s/ Dora A. Brown
Name: Dora A. Brown
Title:  Vice President

“Banks”

BANK OF AMERICA, N.A.

By:      /s/ Carol M. Clements
Name:  Carol M. Clements
Title:  Senior Vice President

COMERICA BANK—CALIFORNIA

By:      /s/ Ronald Tucker
Name: Ronald Tucker, Vice President

Title: ________________________________________

UNITED CALIFORNIA BANK (formerly known as Sanwa Bank California)

By:      /s/ Jerry M. Dermott
Name: Jerry M. Dermott
Title: Vice President

“Existing Guarantors”

WESTAFF, INC.

By:      /s/ Dirk A. Sodestrom
Name: Dirk A. Sodestrom
Title: Senior Vice President and Chief Financial Officer

MEDIAWORLD INTERNATIONAL

By:      /s/ Dirk A. Sodestrom
Name: Dirk A. Sodestrom
Title: Senior Vice President and Chief Financial Officer

Exhibit A

SCHEDULE 2.01(b)
REVOLVING COMMITMENT

I.              Revolving Commitment before the Forbearance, Waiver and Amendment Effective Date:

Name of Bank	Commitment Percentage	Revolving Commitment	L/C Commitment
Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association)	43.420210000%	$39,078,189	$8,684,042
Comerica Bank—California	33.333333333%	$30,000,000	$6,666,667
United California Bank (formerly known as Sanwa Bank California)	23.246456667%	$20,921,811	$4,649,291
TOTAL	100.000000000%	$90,000,000	$20,000,000

II.            Revolving Commitment on and as of the Forbearance, Waiver and Amendment Effective Date:

Name of Bank	Commitment Percentage	Revolving Commitment	L/C Commitment
Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association)	43.420210000%	$11,289,255	$8,684,042
Comerica Bank—California	33.333333333%	$8,666,667	$6,666,667
United California Bank (formerly known as Sanwa Bank California)	23.246456667%	$6,044,078	$4,649,291
TOTAL	100.000000000%	$26,000,000	$20,000,000

A-1

Exhibit B

CERTIFICATE OF ADDITIONAL GUARANTOR

Reference is made to that certain Guaranty dated as of March ___, 1998 (as amended, amended and restated, modified, supplemented or renewed from time to time, the “Guaranty”), by and among the Guarantors from time to time party thereto in favor of BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association) (“BofA”) for its benefit and the benefit of the financial institutions (the “Banks”) from time to time party to the Credit Agreement dated as of March 4, 1998 (as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated from time to time, the “Credit Agreement”) among WESTAFF (USA), INC. (formerly known as Western Staff Services (USA), Inc.) (“WUSAI”), WESTERN MEDICAL SERVICES, INC. (“WMS” and, together with WUSAI, each a “Borrower” and collectively, the “Borrowers”), the Banks referred to therein and BofA as agent for the Banks (in such capacity, the “Agent”).  Unless otherwise defined herein or in the Guaranty, capital terms used in this Certificate have the meanings given to them in the Credit Agreement.

Each of Westaff (CA), Inc., a California Corporation, Westaff (GP), Inc., a California corporation, Westaff (LP), Inc., a California corporation and Westaff Limited Partnership, a Delaware limited partnership (individually and collectively “Additional Guarantor”), is a Subsidiary of Westaff (USA), Inc. (with the exception of Westaff Limited Partnership, which is 99% owned by Westaff (LP), Inc., and 1% owned by Westaff (GP), Inc.  Each Additional Guarantor hereby elects to become a Guarantor under the Guaranty, and agrees to be bound by all the terms, conditions, and obligations applicable to a Guarantor thereunder as of the date hereof.

Each Additional Guarantor hereby represents and warrants that each of the representations and warranties set forth in the Guaranty are true and correct as of the date hereof as applicable to Additional Guarantor.

This Certificate is dated March ___, 2002.

WESTAFF (CA), INC. By:______________________________________________ Dirk A. Sodestrom Title: ______________________________________	WESTAFF (GP), INC. By:______________________________________________ Dirk A. Sodestrom Title: ______________________________________

WESTAFF (LP), INC. By: _____________________________________________ Dirk A. Sodestrom Title:______________________________________

WESTAFF LIMITED PARTNERSHIP, A DELAWARE

LIMITED PARTNERSHIP

BY: WESTAFF (GP), INC., ITS GENERAL PARTNER

By: ____________________________________________

Dirk A. Sodestrom

Title:_______________________________________

B-1

ACCEPTED AND AGREED TO:

BANK OF AMERICA, N.A., in its capacity as Agent

By:

Name:

Title:

B-2

Exhibit C

FORM OF WSI GUARANTY

[SEE ATTACHED]

C-1

Exhibit D

CERTIFICATE OF ADDITIONAL GRANTOR

Reference is made to that certain Guarantor Security Agreement (Receivables, Inventory, Equipment and General Intangibles) dated as of March ___, 1998 (as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated from time to time, the “Security Agreement”), by and among the Grantors from time to time party thereto in favor of BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association) (“BofA”) for its benefit and the benefit of the financial institutions (the “Banks”) from time to time party to the Credit Agreement dated as of March 4, 1998 (as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated from time to time, the “Credit Agreement”) among WESTAFF (USA), INC. (formerly known as Western Staff Services (USA), Inc.) (“WUSAI”), WESTERN MEDICAL SERVICES, INC. (“WMS” and, together with WUSAI, each a “Borrower” and collectively, the “Borrowers”), the Banks referred to therein and BofA, as agent for the Banks (in such capacity, the “Agent”).  Unless otherwise defined herein or in the Security Agreement, or in the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California, capitalized terms used in this Certificate have the meanings given to them in the Credit Agreement.

Each of Westaff Support, Inc., a California corporation, Westaff (CA), Inc., a California Corporation (“WCAI”), Westaff (GP, Inc.), a California corporation (“WGPI”), Westaff (LP), Inc., a California corporation (“WLPI”) and Westaff Limited Partnership, a Delaware limited partnership (“WLP”) (individually and collectively “Additional Grantor”), is a Subsidiary of WUSAI (with the exception of WLP, which is 99% owned by WLPI and 1% owned by WGPI).  Each Additional Grantor hereby elects to become a Grantor under the Security Agreement, and agrees to be bound by all the terms, conditions, and obligations applicable to a Grantor thereunder as of the date hereof.

As security for the payment and performance of the Secured Obligations, each Additional Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Agent for its benefit and for the ratable benefit of the Banks, and hereby grants to the Agent for its benefit and for the ratable benefit of the Banks, a security interest in, all of such Additional Grantor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising: (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts; (iv) all Documents; (v) all Equipment; (vi) all General Intangibles; (vii) all Instruments; (viii) all Inventory; (ix) all Books; (x) all Investment Property; (xi) all Securities Accounts; (xii) all Rights to Payment; (xiii) all Commercial Tort Claims, and (xiv) all products and Proceeds of any and all of the foregoing.

Each Additional Grantor hereby represents and warrants to the Agent that:

(a)           Such Additional Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Additional Grantor (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Additional Grantor’s state of incorporation or organization or a statement that no such number has been issued,

Additional Grantor’s state of organization or incorporation and the location of Additional Grantor’s chief executive office and principal place of business are set forth in Schedule 1 hereto.  Such Additional Grantor has only one state of incorporation or organization.

(b)           All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Additional Grantor, are set forth Schedule 1 hereto.

(c)           All trade names and trade styles under which such Additional Grantor presently conducts its business operations are set forth in Schedule 1 hereto, and, except as set forth in Schedule 1 hereto, such Additional Grantor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)           No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to such Additional Grantor, nor has any Inventory been consigned to Additional Grantor or consigned by Additional Grantor to any Person or is held by such Additional Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1 hereto.

(e)           Except as set forth in Schedule 1 hereto, such Additional Grantor (directly or through any Subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade name, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name.

(f)            The names and addresses of all financial institutions at which such Additional Grantor maintains Deposit Accounts or Securities Accounts, and the account numbers and account names of such Deposit Accounts and Securities Accounts, are set forth in Schedule 1 hereto.

(g)           Each of the remaining representations and warranties set forth in the Security Agreement are true and correct as of the date hereof as applicable to such Additional Grantor.

This Certificate is dated March______, 2002.

WESTAFF SUPPORT, INC. By:______________________________________________ Dirk A. Sodestrom Title: ______________________________________	WESTAFF (LP), INC. By:______________________________________________ Dirk A. Sodestrom Title: ______________________________________

WESTAFF (CA), INC. By: _____________________________________________ Dirk A. Sodestrom Title:______________________________________	WESTAFF (GP), INC. By:______________________________________________ Dirk A. Sodestrom Title: ______________________________________

WESTAFF LIMITED PARTNERSHIP, A DELAWARE

LIMITED PARTNERSHIP

BY: WESTAFF (GP), INC., ITS GENERAL PARTNER

By: ____________________________________________

Dirk A. Sodestrom

Title:_______________________________________

ACCEPTED AND AGREED TO:

BANK OF AMERICA, N.A., in its capacity as Agent

By:

Name:

Title:

Schedule 1 to Certificate of Additional Grantor

1.                                      Locations of Chief Executive Office and Principal Place of Business of each Additional Grantor

2.                                      Locations of Books Pertaining to Rights to Payment of each Additional Grantor

3.                                      Corporate Name, State of Incorporation, Organizational Identification Number, Trade Names and Trade Styles:  Other Corporate, Trade or Fictitious Names, Etc. of Borrower and each Additional Grantor

4.                                      Inventory Stored with Warehousemen or on Leased Premises, Etc. of each Additional Grantor

5.                                      Patents, Copyrights, Trademarks, Etc. of each Additional Grantor

6.                                      Deposit Accounts of each Additional Grantor

7.                                      Locations in the United States where Additional Grantors own, lease, or occupy any real property

Exhibit E

WEEK-END COLLATERAL REPORT AND BORROWING CERTIFICATE
(Refer to Attachment 1 for definitions of terms)

Note:  Items denoted by an “*” are not included in the calculation of the Borrowing Base for purposes of determining eligibility for Limited Revolving Loans during the Forbearance Term.

WEEK ENDING __________________ FRIDAY _____________, 2002
	ACCOUNTS RECEIVABLE	REVOLVING FACILITY
1.)	Beginning of Week G/L Balance		$
2.)	ADD: Gross Sales for the Week		$
3.)	ADD: Debit Memos, Returned Checks, Other Debit Adjustments		$
4.)	LESS: Net Cash Collections for the Week		$
5.)	LESS: Credit Memos, Discounts, Other Credit Adjustments		$
6.)	End of Week G/L Balance as of _/_/02 (See Schedule “B” for reconciliation)		$
7.)	A/R Aging Balance as of the same date		$
	Variance, if any (Line 6 minus Line 7)		$
8.)	Ineligible Accounts Receivable (Per Attached Schedule A)		$
9.)	Net Eligible Accounts Receivable (Line 7 Aging Balance minus Line 8)		$
BORROWING BASE
Accounts Receivable
13.)	Gross Availability (85% of Line 9)		$
[14.)	Restricted Cash (@100%)]*		$
[15.)	Overadvance Facility (See schedule A)]*		$
[16.)	Real Estate availability ($10,050,000 @ 70%)]*		$
17.)	TOTAL Availability
LOAN DETAIL
	Bank Group—Reference Rate	$	$
	Bank Group—IBOR	$	$
	Stand-by L/Cs (at 100%)	$	$
	[Senior Notes (secured by A/R)	$ ]*	$
	Other (Specify)	$	$
18.)	Total Obligations at Month-end		$
19.)	Net Borrowing Base Availability (Line 17 minus Line 18)		$

The undersigned represents and warrants that:

(A)  The information provided above and in the accompanying supporting documentation is true, complete and correct, and complies fully with the conditions, with terms and covenants of the Forbearance and Waiver Agreement and Amendment to Loan Documents (the “Forbearance, Waiver and Amendment”) dated as of March 27, 2002 among the Borrowers, the Agent, the Banks and the Guarantors.

(B)   Since the date of the last financial statement or certification furnished to the Agent:

(a)   To the best knowledge, after making due inquiry, of the undersigned, there has been no material adverse change in the financial condition or operations of the undersigned; and

(b)   To the best knowledge, after making due inquiry, of the undersigned there is no event which is, or with notice or lapse of time or both would be, a default under that certain Credit Agreement dated as of March 4, 1998 by and among the Borrowers, the Agent and the Banks (other than the Existing Events of Default, as that term is defined in the Forbearance, Waiver and Amendment).

Westaff (USA), Inc.

By: _____________________________________________________________	Date: __________________________
(Signature & Title)

Westaff (USA), Inc.
SCHEDULE A
SCHEDULE OF INELIGIBLES
FOR THE WEEK ENDING FRIDAY, __________, 2002

Ineligible Accounts Receivable
1	COD, Consignment or Guaranteed Sales	$
2	Contested	$
3	Contra Elimination	$
4	Unbilled FBA receivables	$
5	Estimated unbilled others	$
6	Nonjusticiable	$
7	Encumbered	$
8	IntraCompany	$
9	Government	$
10	Defaulted	$
11	Nondelivered goods	$
12	Note obligations	$
13	Excess concentration limit	$
14	Debit Memos/Chargebacks	$
15	Other (Specify) ____________________________________	$
	TOTAL ACCOUNTS RECEIVABLE INELIGIBLES	$
(To Line #8 of Borrowing Certificate)
[Overadvance Facility:
16	Unbilled FBA receivables (line 11)	$
17	Revenue Week Accrual	$
18	G/L adjustment to Revenue Week Accrual	$
19	Total	$
Lesser of:
20	Advance Rate @ 60% of line 19 $	$
21	Overadvance Facility $	$

	Overadvance Facility amount Line #16 of Borrowing Certificate)]*	$

Westaff (USA), Inc.
SCHEDULE B
ACCOUNTS RECEIVABLE RECONCILIATION
FOR THE WEEK ENDING: FRIDAY,
____________, 2002

Westaff (USA), Inc.

Accounts Receivable Reconciliation

As of ______________ in $000:	Aging	G/L	Financials

Balance per Source Records:

Revenue Week
Unapplied Cash
Adjustments: Accrual Revenue Week
Foreign
Unexplained

Total Adjustments

Reconciled Totals

Variance ineligible:
Variance Between Aging & G/L (if G/L is lower)

Attachment 1 to Exhibit E

Definitions

As used in the Forbearance, Waiver and Amendment and in this Exhibit E, the following terms shall have the meanings set forth below:

“Acceptable Accounts” means, the Accounts of the Loan Parties which are determined to be Acceptable Accounts by the Agent in its sole but reasonable discretion.  Without limiting the discretion of the Agent to establish other criteria of ineligibility, for an Account to be considered an Acceptable Account the following requirements must be satisfied:

(a)           the Account must have resulted from the sale of goods or services by any Loan Party in the ordinary course of its business (and with respect to goods, without any further obligation on the part of such Loan Party to service, repair, or maintain any such goods sold);

(b)           there shall be no conditions which must be satisfied before the applicable Loan Party is entitled to receive payment of the Account;

(c)           the Account must not have arisen from a COD sale, a consignment or a guaranteed sale;

(d)           to the best of the applicable Loan Party’s knowledge, there must be no claim by the Account Debtor to such Account or any defense asserted to payment of the Account, in each case whether valid or otherwise;

(e)           such Account is not subject to any counterclaims or offsets which have been or may be, to the best of the applicable Loan Party’s knowledge, asserted against such Loan Party by the Account Debtor (including offsets for any “contra accounts” owed by the Loan Party to the Account Debtor for goods purchased by such Loan Party or for services performed for such Loan Party); provided, however, that the Agent, in its sole discretion, may permit WSS to include such Account as an Acceptable Account and, to the extent any counterclaims, offsets, credit balances, or contra accounts exist in favor of such Account Debtor, such amounts shall be deducted from the Account balance;

(f)            the Account represents a genuine obligation of the Account Debtor for goods sold or services rendered to and accepted by the Account Debtor;

(g)           the applicable Loan Party has sent an invoice to the Account Debtor in the amount of the Account;

(h)           the applicable Loan Party is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Account;

(i)            the applicable Loan Party has taken all appropriate actions to ensure access to the courts of the state where the Account Debtor is located, including, where necessary, the filing of a “Notice of Business Activities Report” or other similar filing with the applicable state agency or the qualification by the applicable Loan Party as a foreign corporation authorized to transact business in such state;

(j)            the Account is owned by the applicable Loan Party free of any title defects or any Liens or interests of others except the security interest in favor of the Agent;

(k)           the Account Debtor with respect to such Account is not (i) an employee, Affiliate, or Subsidiary of WSS, the Parent, or an entity which has common officers or directors with WSS, (ii) the U.S. government or any Governmental Authority unless WSS complies with the procedures in the Federal Assignment of Claims Act, 41 U.S.C. § 15, with respect to the Account, or (iii) any state, county, city, town or municipality, (iv) any Person or entity located in a foreign country;

(l)            the Account is not a Defaulted Account;

(m)          the Account is not the obligation of an Account Debtor who is the Account Debtor on Defaulted Accounts of 50% or more of the Accounts upon which such debtor is obligated;

(n)           the Account does not arise from the sale of goods which remain in the applicable Loan Party’s  possession or under the applicable Loan Party’s control;

(o)           the Account is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to the applicable Loan Party under any other obligation which is evidenced by a promissory note; and

(p)           the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is not impaired by reason of the Account Debtor’s financial inability to pay.

In addition to the foregoing limitations, the dollar amount of Accounts included as Acceptable Accounts which are the obligations of a single Account Debtor shall not exceed the concentration limit established for such Account Debtor.  To the extent the total of such Accounts exceeds an Account Debtor’s concentration limit, the amount of any such excess shall be excluded.  The concentration limit for each Account Debtor other than FBS shall be equal to 10% of the total amount of the Acceptable Accounts at that time and the concentration limit for FBS shall be equal to 15% of the total amount of the Acceptable Accounts at that time.

“Acceptable Unbilled Accounts” means Accounts of any Loan Party otherwise constituting Acceptable Accounts which have not yet been submitted for payment to the Account Debtor obligated therefor but for which such Loan Party has recognized the revenue to be generated therefrom in accordance with such Loan Party’s standard accounting practices, or, with respect to FBS only, invoiced the amounts to be paid thereunder but has not yet submitted such invoice for payment to FBS in order to present a consolidated invoice to FBS which will include all related Accounts.

“Accounts” means, with respect to each Loan Party, all of such Loan Party’s now owned or hereafter acquired or arising “accounts”, as defined or used in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Agent” means Bank of America, N.A., in its capacity as agent for the Banks under the Credit Agreement.

“Borrowing Base” means, for purposes of providing the information required of WSS by Section 9(c)(ii)(A) of the Forbearance, Waiver and Amendment for any Delivery Date, the sum, calculated as of the Friday immediately preceding such Delivery Date, of (a) 85% of the balance due on Acceptable Accounts as of the Friday immediately preceding such Delivery Date, plus (b) the lesser of (A) $7,000,000 and (B) 70% of Acceptable Unbilled Accounts.  For the purposes of the Forbearance, Waiver and Amendment, the Borrowing Base on any date of determination shall be presumed to be the Borrowing Base determined pursuant to the latest Borrowing Base Certificate delivered by the Borrower prior to such date of determination.

“Borrowing Base Certificate” has the meaning given such term in Section 9(c)(ii)(A) of the Forbearance, Waiver and Amendment.

“Defaulted Account” means, collectively, (a) an Account which is not paid within the 90 days period starting on its invoice date; (b) an Account for which the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (c) an Account for which any petition is filed by or against the Account Debtor obligated upon such Account under any Debtor Relief Laws.

“Delivery Date” has the meaning given such term in Section 9(c)(ii)(A) of the Forbearance, Waiver and Amendment.

“FBS” means the Franchise Business Association or any successor Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other legal entity.

Exhibit F

FORM OF REQUEST FOR BORROWING

Date:  ___________, _____

To:  Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of March 4, 1998 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Westaff (USA) Inc. (formerly known as Western Staff Services (USA), Inc.), a California corporation, (“WSS”), Western Medical Services, Inc. a California corporation (“WMS” and together with WSS, the “Borrowers”), the Banks from time to time party thereto, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) (“BofA”) as agent for the Banks (in such capacity, the “Agent”); and (ii) that certain Forbearance and Waiver Agreement and Amendment to Loan Documents, dated as of March 27, 2002, (the “Forbearance, Waiver and Amendment”) among the Borrowers, the Agent, the Banks and the Guarantors.

The undersigned hereby requests a Borrowing of Revolving Loans:

1.             On ________________________(a Business Day).

2.             In the amount of $__________________________.

The Borrowing requested herein complies with the proviso to the first sentence of Section 9(c)(ii) of the Forbearance, Waiver and Amendment.

WESTAFF (USA), INC.

By:
Name:
Title:

F-1